EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-77698) pertaining to the registration of Class A shares of Citizens, Inc.,

(2)	Registration Statement (Form S-3 No. 333-58698) pertaining to the Stock Investment Plan of Citizens, Inc.,

(3)	Registration Statement (Form S-3 No. 333-118134) pertaining to the resale of Class A Shares of Citizens, Inc.,

(4)	Registration Statement (Form S-3 No. 333-139473) pertaining to the Stock Investment Plan of Citizens, Inc.,

(5)	Registration Statement (Form S-3 No. 333-143518) pertaining to the registration of Class A shares of Citizens, Inc.,

(6)	Registration Statement (Form S-3 No. 333-163833 ) pertaining to the Stock Investment Plan of Citizens, Inc., and

(7)	Registration Statement (Form S-3 No. 333-185618) pertaining to the Stock Investment Plan of Citizens, Inc.

of our reports dated March 24, 2016, with respect to the consolidated financial statements and schedules of Citizens, Inc. and the effectiveness of internal control over financial reporting of Citizens, Inc. included in this Annual Report (Form 10-K) of Citizens, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young, LLP

San Antonio, Texas
March 24, 2016

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